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                                                                    EXHIBIT 10.6

KDA FINANCIAL                PROJECT DEVELOPMENT AND
                             CONSTRUCTION AGREEMENT

This Agreement is between:   FUTURUS FINANCIAL SERVICES, INC.
                             1580 WARSAW ROAD
                             ROSWELL, GEORGIA 30076

(hereinafter referred to as "Owner") and KDA FINANCIAL, INC., MARIETTA, GEORGIA (hereinafter referred to as "KDA", "Consultant", "Architect", and "Construction Manager" as the context requires).

Owner engages KDA to:        PLAN, DESIGN, EQUIP, FURNISH AND
                             INSTALL A NEW MAIN OFFICE AT THE SOUTHWEST CORNER
                             OF WINDWARD PARKWAY AND JORDAN COURT IN ALPHARETTA,
                             GEORGIA.

Under the following terms & conditions:

I.   PHASE I: CONSULTING AND SCHEMATIC DESIGN

KDA, through its agents and employees shall render Consulting and Architectural services as set forth hereinafter.

A. Analyze Owner's organization to include services, operations, existing facility(ies), departmentalization, space utilization, work flow, equipment and the utilization and function of all personnel.

B.   In addition to the above, the following review and analysis will be done:

     -   Determine Owner's preferences in facility type and architectural style.
     -   Review and determine facility needs, personnel and space requirements.
     -   Determine whether special equipment may be required.
     -   Establish budgetary considerations with the Owner.
     -   Analyze growth patterns of the institution and the community.
     - Review traffic patterns along with proposed transportation improvements that may impact the project.

C. Based on the analysis and investigation, KDA will prepare a written architectural program consisting of those above-mentioned components which shall be used by the design team to develop the Schematic Design solution that includes:

     1.  Site Plan.
     2.  Floor Plan and Function.
     3.  Exterior Concept.

D. Based on the design solution, KDA shall develop a "Budget Estimate of Construction Cost" (See Section IV.A.) for the project to include the following:

     -   Site Work.
     -   Building Work.
     -   Interior Work.
     -   Security Equipment.

E. KDA shall make diligent effort in the development of the above and present the design solution and cost to the Owner within a maximum of sixty (60) days from the date of contract and receipt of all information required from the Owner.

II.  PHASE II: DESIGN DEVELOPMENT

With Owner's approval of the Schematic Design and Budget identified in Phase I above, and with written authorization for KDA to continue the design process, KDA and the architect shall proceed with the Design Development Phase (Phase
II).

A.   The Design Development Phase shall consist of the following as required:

     -   Detailed Site Plan.
     -   Floor plan(s) and Function.
     -   Exterior Elevations.
     -   Reflected Ceiling Plan(s).
     - Preliminary Engineering Documents (structural, mechanical and electrical).
     -   Typical Wall Sections.
     -   Security System Considerations.
     -   Furniture Floor Plan(s).
     -   Written Scope of Work to include both General Work and Interior Work.
     -   Exterior Rendering(s).
     -   Interior Rendering(s).
     -   Estimate of Construction Cost (See Section IV.B.).
     -   Interior Finish and Sample Boards.

B. Concurrent with, and included in the above, KDA shall prepare a design solution for the interior areas of the facility illustrating functional planning, special equipment requirements, interior decorating, lighting, furnishings and finishes.

C. KDA shall prepare the Estimate of Construction Cost (See Section IV.B.) which shall be confirmed in writing and guaranteed per Phase II. (See
     Section II.D.1.,D.2. & D.3) This Estimate of Construction Cost shall include:

     1. The cost of construction including subcontract work; interior work; reproduction of documents; any required renderings; all costs associated with civil, soils, environmental or other construction tests, surveys or consulting fees required by the owner or any governmental agency; permit fees; materials; tools; tool rentals; supplies; equipment; utilities; premiums for worker's compensation and comprehensive general liability insurance; reasonable superintendent travel and living expense; wages, salaries and benefits of any KDA field personnel engaged at the project or owner location; reasonable travel expenses to the project by the consultant, designer, architect, engineers, project development or project management personnel; subcontractor and vendor guarantee; material handling; shipping; and any other project related expenses that may be incurred in the development and construction of the project. There will also be included in the estimate of construction cost, KDA's construction management overhead expense and fee for the project.

     2. Items for which a definite cost cannot be established shall be identified in the Estimate of Construction Cost as an "Allowance" (See
         Section IV.D.). The Estimate of Construction Cost will be adjusted up or down based on the actual cost incurred for such items.

     3.  Estimate of Construction Cost WILL NOT INCLUDE the following items:

         a.   Cost of real estate.
         b. Business machines, ATM's, telephone systems, music systems or similar equipment.
         c.   Consulting, architectural and engineering fees.
         d.   Sales, use, privilege, value added taxes or similar levies.
         e.   Performance and Payment Bonds.
         f.   Reimbursable Expenses as defined in Section V. D. 1. - 2.
         g.   Interior plantscaping.

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D.   Guaranteed Cost

     1. KDA guarantees that the Final Construction Cost shall not exceed the Estimate of Construction Cost (as defined in Section IV.B. & C.), plus changes in the work authorized by the Owner, and allowance item adjustments affecting the final cost of the project, by more than ten percent (10%).

     2. Should the final construction cost be less than the estimate of construction cost, a savings will result. KDA shall be paid an incentive equal to twenty percent (20%) of the savings for the first ten percent (10%) and the owner shall receive eighty percent (80%) of the savings for the first ten percent (10%). The owner shall receive any and all savings exceeding the first ten percent (10%).

     3. Should the final construction cost exceed the estimate of construction cost, an overage will result. KDA shall absorb twenty percent (20%) of the overage for the first ten percent (10%) and the owner shall pay eighty percent (80%) of the overage for the first ten percent (10%). Any overage exceeding the first ten percent (10%) shall be absorbed by KDA.

     Upon written approval by the Owner of the Design Development and Confirmation of Estimate of Construction Cost (Exhibit I attached), and with the Owner's authorization to proceed, KDA shall perform Phase III of this agreement.

III. PHASE III: CONSTRUCTION DOCUMENTS AND CONSTRUCTION MANAGEMENT

A.   Construction Documents

     1. Prepare Construction Documents for the project consisting of working drawings and specifications setting forth in detail and prescribing the work to be accomplished and the materials, workmanship, finishes and equipment required for the architectural, interiors, structural, security systems and equipment, mechanical, electrical and site work.

     2. Expedite the Construction Documents and such other documents as Construction Manager may deem necessary to permit the earliest reasonable start of construction.

     3. Include in Construction Documents appropriate General Conditions which define the duties, rights, responsibilities and relationship of all parties.

     4. Warrant the Construction Documents to be in compliance with existing laws, building regulations and ordinances in force where the project is located.

B.   KDA Responsibilities

     1. Total responsibility for the performance of all work necessary for the satisfactory completion of the project in accordance with the Construction Documents.

     2. Replacement of work found to be defective within one ( 1 ) year following substantial completion of the project.

     3. Incorporate into the documents any changes in the work authorized in writing, by the Owner.

     4. Furnish all labor, materials, tools, equipment and services required to perform all work as defined in the Construction Documents.

     5. Secure bids or quotations for materials, services and subcontracts for general work and determine the most acceptable suppliers or subcontractors. If the Owner elects to use a subcontractor or supplier other than the low qualified bidder that KDA recommends, KDA shall be entitled to a change order from the Owner to compensate KDA for any increase in cost that is the result of using the Owner's preferred subcontractor or material supplier.

     6. Prepare and issue all purchase orders, subcontracts and any other construction related documents.

     7. Furnish and install interior work from KDA's own sources (See Section IV.E.).

     8. Provide a competent superintendent and other project related employees to direct and coordinate the work.

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     9.  Prepare job payrolls and related government reports.

     10. Maintain proper records and keep an accurate and detailed account of all transactions resulting from the performance of the work.

     11. Maintain Worker's Compensation and Comprehensive General Liability insurance.

     12. Prepare and issue checks for payment of the work, drawn on the Owner's Construction account, detailing each item to be paid.

     13. Upon completing the work, provide the Owner with a detailed final statement of cost called Final Billing (IV.G.).

     14. Furnish all working drawings and specifications required of the construction work.

     15. Assist Owner in normal filing of documents for approval of authorities governing construction. Should an inordinate amount of time be required to gain such approvals, KDA shall submit to the Owner in advance, a statement of anticipated cost and such cost shall be a reimbursable expense.

     16. Make periodic and timely inspections of the work to insure compliance with the intent of the Construction Documents.

     17. Check and approve shop drawings, samples, schedules and other submittals for compliance with the design intent of the construction documents, review laboratory tests, prepare change orders, make periodic inspections, assemble written guarantees and maintenance manuals and secure the Certificate of Substantial Completion.

C.   Owner's Responsibilities

     1. Designate and empower a representative who has the express authority to bind the Owner with respect to all matters requiring the Owner's approval or authorization, who will be reasonably available to render decisions promptly and furnish information expeditiously so as to avoid delay in the work.

     2. Inform KDA of any special requirements, contemplated changes in operations, new or expanded services, provide historical data and anticipated growth projections, identify preferences, if any, regarding architectural style, materials, colors and finish quality.

     3. Furnish, at Owner's expense, a Certified Land Survey, Subsurface Soil Investigation and Analysis, and such other tests as may be required by law or for the construction of the project. The type survey and type soil test will, however, be recommended with proposals solicited and reviewed by KDA. KDA shall recommend a preferred vendor to the Owner based on KDA's analysis of the proposals, and include the projected costs for this work in the estimate of construction.

     4. Be responsible for the accuracy of above mentioned data and information furnished.

     5. Select and furnish legal services required for the normal progress of the work and same shall be paid by the Owner.

     6. Establish a Construction Account at an institution of Owner's choice at the start of construction work and deposit funds necessary to cover properly supported costs, as incurred.

     7. Maintain complete liability insurance against loss or damage by theft, vandalism, malicious mischief, fire, windstorm or other casualty for all work incorporated in the building and project, and all materials on or about the premises or in storage, and all interior work items incorporated in the building or in off-site storage. The type of coverage as described is generally referred to as "builders risk" or "all risk" insurance. Owner should consider obtaining Owner's protective liability insurance for the project to provide coverage that may be outside the scope of coverage identified above.

     8.  Promptly notify KDA in writing of any observed defects in construction.

     9.  Promptly make all payments required by this Agreement.

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IV:  TERMS USED IN THIS AGREEMENT

The following terms are used in this agreement and are further explained as follows:

A. Budget Estimate of Construction Cost: KDA shall prepare an initial Estimate of Construction Cost based upon the scope of the work as identified in the initial or preliminary stage, Schematic Design (Phase I). Such an estimate is expected to be accurate only to the extent of known conditions and details identified at the time.

B. Estimate of Construction Cost: At the Design Development Phase (Phase II), substantially greater information has been developed by the architect, consulting engineers, the interior designer and construction manager. Certain value engineering has been performed as well, to determine the most acceptable and cost effective construction methods to be used and their relative cost. The Estimate of Construction Cost, as identified in Phase II, shall become a Guaranteed Estimate and shall be presented to the Owner in the form of a Confirmation of Estimate of Construction Cost (Exhibit I, attached). The Estimate of Construction Cost and the Guaranteed Cost, agreed to by the parties, shall only be adjusted by change order, signed by both parties or by adjustments to allowance items (see Section IV.D.).

C. Guaranteed Cost: The Estimate of Construction Cost (See Section IV.B. above) shall become a guaranteed cost according to the incentive for savings or overage. The Guaranteed Cost shall be formally issued when both parties sign the Confirmation of Estimate of Construction Cost and KDA is directed to commence with Phase III, Construction Documents and Construction Management. The incentive, outlined in the Guaranteed Cost provision (Section II.D.) is determined by comparing the Final Construction Cost against the Estimate of Construction Cost established in Phase II and contained in the Confirmation of Estimate of Construction Cost (Exhibit I).

D. Allowances: Construction cost allowances are items of work that cannot be accurately specified or selected at the time that design documents are prepared due to complete information not being available. A reasonable budget is established for each of these allowance items. The final cost of these allowance items adjusts the Estimate of Construction Cost (See
     Section IV.B.) in full (either up or down) depending on whether the final cost is greater than or lesser than the budget established for the allowance item in the Estimate of Construction Cost and identified on the Confirmation of Estimate of Construction Cost (Exhibit I).

E. Interior Work: Interior work is herein defined, as compared to general work, as the interior finishes of the building or facility, including floor covering, wallcovering, painting, moveable furniture, art work, accessories, custom cabinet work, interior signage, special lighting, and window treatments. Interior work is stated as a separate line item in all Estimates of Cost prepared by KDA and shall be provided to the project at a lump sum price, agreed to in advance by the parties, and shall be secured from KDA's own sources. KDA's term "interior work" includes specifying, procuring, receiving, delivering, on site supervision, and installing such goods, to include their cost, shipping, handling, tax and labor to install under one contract and KDA guarantees the goods, materials and workmanship of the "interior work."

F. Insurance: KDA is responsible for and provides Worker's Compensation and General Liability Insurance and shall be reimbursed. The Owner provides Builder's Risk Insurance and should obtain Owner's Protective Liability Insurance. All insurance provided by KDA is considered a cost of the work and is paid for through the job. Insurance provided by the Owner is not considered a cost of the work.

G. Final Billing: After the completion of the job and the receipt of payment of all outstanding bills, KDA shall prepare a final accounting for the project called its "final billing" and any credits or adjustments due KDA or the Owner will be made at this time. The final actual cost of construction shall be the actual amount paid for all cost of construction (II.C.1. & C.2.).

H. Final construction cost: the final actual cost of construction is the actual amount paid for all costs of construction (II.C.1.& C.2)

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V:   KDA'S FEES AND FURTHER CONTRACT PROVISIONS

A.   KDA's Design Fee:

     The fee for professional services rendered by KDA in the design of the Owner's project are as follows and such fees are not included in any Estimates of Construction Costs. For all consulting, architectural, engineering, Interior Design Review and Coordination, and Estimating services, a 9% fee, based on Final Construction Cost shall be due. The fee shall be paid as follows:

     1. Upon completion of the Schematic Design phase (Phase I), 15% of the design fee, computed on the Budget Estimate of Construction Cost (Phase
         I. D.) shall be due.

     2. Upon completion of the Design Development phase (Phase II), 50% of the design fee, computed on the Estimate of Construction Cost (Phase II. C.), less previous payments, shall be due. If the Design Development phase extends beyond 30 days, KDA shall be paid this fee monthly in proportion to the Design Development phase services performed.

     3. Upon completion of the Construction Documents phase (Phase III), 95% of the design fee, computed on the Estimate of Construction Cost developed by KDA in Phase II, less previous payments, shall be due. If the Construction Documents phase extends beyond 30 days, KDA shall be paid this fee monthly in proportion to the Construction Documents phase services performed.

     4. Upon completion of construction, 100% of the design fee, computed on the Final Construction Cost of the project, less previous payments, shall be due. KDA shall be paid this fee monthly in equal payments, based on the estimated construction time, so that upon completion of construction, 100% of the design fee will have been paid.

B.   Construction Management Overhead and Fee

     1. For Construction Management services furnished to the project, KDA shall be paid 10% for Construction Management overhead expenses included within the Estimate of Construction Cost for the project (II.C.1 & C.2.). KDA shall be paid a 5% fee included within the Estimate of Construction Cost for the project. KDA's Construction Management overhead expense and fee will be billed and paid as a percentage of the agreed Confirmation of Estimate of Construction Cost (Exhibit I), which overhead expense and fee will later be adjusted based on actual Final Construction Cost.

         Timing of Payments

         a.)  KDA's Overhead expense and fee payments shall be made as follows:
              Twenty-five percent (25%) due thirty (30) days after approval of Construction Documents, or start of construction, whichever occurs first, and in equal monthly payments thereafter based on estimated construction time.

         b.) Interior work payments set out in the Confirmation of Estimate of Construction Cost shall be paid as follows: Twenty-five percent (25%) due thirty (30) days after approval of Construction Documents, or start of construction, whichever comes first, and monthly thereafter in equal payments based on estimated construction time.

     2. In the event the Owner adds work which increases scope and the cost of the Project, the Estimate of Construction Cost (IV.B.) will be increased by the total cost of the change plus the overhead expense and fee described in Section V.B.1.

     3. In the event a deductive change order is agreed to, the Estimate of Construction Cost will be decreased by the total of the estimated cost of the deleted work, plus KDA's fee on the estimated cost of the deducted work.

     4. In the event the actual Final Construction Cost is less than the Estimate of Construction Cost (IV.B.), the overhead expense and fee shall be adjusted to reflect the actual final Construction Cost.

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C.   Additional Services

     Owner may request the following Additional Services which shall be paid for by the Owner; however, prior to the Additional Services being rendered, KDA and the Owner shall reach a mutual agreement as to the cost of the additional service. These costs will be billed separately and are not a part of the guaranteed maximum cost nor are these items part of any estimates and are to be paid separately by the Owner:

     1.  Making alternative site evaluation studies of prospective sites.

     2.  Preparing documents for alternate bids for tenant or rental layouts.

     3.  Revising documents previously approved by Owner.

     4. Preparing documents for change orders requiring extensive modifications of the work.

     5. Obtaining any necessary or applicable permits requiring extensive or unusual effort shall entitle KDA to payment for additional services at a mutually agreed price. This work, if required, is not reflected in KDA's cost estimates or basic fees.

     6.  Cost of models or additional renderings requested by Owner.

D.   Reimbursable Expenses

     The following costs, expenses, and activities may become necessary during the course of the engagement. KDA shall provide an estimate of such cost to the Owner in advance of incurring any such cost or expense and shall gain Owner's approval prior to proceeding. These costs will be billed separately and are not part of the guaranteed maximum cost nor are these items part of any estimates. They are to be paid separately by the Owner.

     1. Special Engineering Consultant Fees for other than normal structural, mechanical, and electrical engineering services.

     2. All sales, use, privilege, value added, or similar taxes or levies and premiums for performance and payment bonds if required by Owner. (See
         G. below).

E.   Expenses Incurred Prior to Construction

     Costs incurred prior to the start of construction will be billed by KDA and paid for by the owner as incurred. The costs may include: permits by local building officials; reasonable travel expenses; boundary and topographical survey; civil engineering; environmental surveys and subsurface soils survey. These expenses will be included within the Estimate of Construction Cost.

F.   Indemnity

     KDA shall indemnify, protect and hold Owner, its Directors, Officers and employees harmless from any and all damages to persons or property arising out of the negligence of KDA, resulting from or incurred in connection with the execution of the work described in this Agreement.

G.   Taxes

     Neither the Fees for KDA services, nor the Estimate of Construction Cost include any sales, value added, use, excise, school, privilege, or any similar taxes or levies. Owner agrees to reimburse KDA for such taxes, if any, for which either becomes legally responsible as a direct result of fulfilling this Agreement. It should further be noted that premiums for performance and payment bonds are not included in the Estimate of Construction Cost but same shall be paid by the Owner, if required.

H.   Ownership of Documents

     At any time prior to the parties agreeing on the Estimate of Construction Cost (in Phase II of the Agreement) the Owner may elect not to proceed further under this Agreement. Such election must be given in writing. In the event the Owner elects not to proceed (before an agreement is reached based on the Confirmation of Estimate of Construction Cost), all documents, including design documents having been prepared by KDA and the Architect, shall be considered instruments of service and shall remain exclusively the property of KDA and the Architect. Without the written consent of KDA and the Architect, said documents shall not be used in any manner, in whole or in part, on this project or any other project. Moreover, in the event after the completion of Phase I or Phase II (Schematic Design or Design Development) the Owner decides not to go forward with the project, the Owner is nevertheless obligated to pay for the services rendered in accordance with the compensation paragraph (V.A.1. and 2.). Until the parties have mutually agreed upon the Estimate of Construction Cost, either party shall have the right to unilaterally terminate this Agreement.

I.   Execution of Agreement by Owner

     The undersigned officer of the Owner represents that he or she is authorized to enter into this Contract on behalf of the Owner.

J.   Acceptance

     This Agreement is subject to final acceptance by the President or Secretary of KDA at the offices of KDA in Marietta, Georgia, and the date of such acceptance shall be the date of this Agreement.

K.   Exclusivity

     The Owner hereby acknowledges that KDA is committed to investing material, technical and personnel resources in developing a design solution and cost estimate for the Owner's project. In consideration, the Owner agrees to work exclusively with KDA during the development of the project, or until such time as the Owner terminates in writing the services of KDA. Should the design solution and cost estimate submitted in the development phases be approved, the Owner intends to authorize KDA to proceed into Phase III, Construction Documents and Construction Management.

L.   Applicable Law/Dispute Resolution

     The law of the State where the project is located shall apply to all interpretation of this Agreement. The parties do further agree that in the event they have a dispute involving items of work or issues of $30,000 or less, the parties do mutually agree to seek to resolve their differences by pursuing mediation through the use of a professional mediator mutually agreed upon by the parties. If the matter is not resolved after the conclusion of the mediation, any single or cumulative disputes remaining between the parties that have a value of $30,000 or less shall be resolved by arbitration under the rules and auspices of the American Arbitration Association, and the ruling by the Arbitration Association shall be binding on both parties. That American Arbitration Association office located closest to the project shall be utilized for such an arbitration. The parties will split all mediation and arbitration filing fees and costs. For claims in excess of $30,000 the parties may seek a remedy in any appropriate court whose jurisdiction covers the site of the project.

M.   Confidentiality

     It is understood that certain confidential and proprietary information regarding the Owner's business shall be gained by KDA while working for the Owner in the preparation of Phase I, as well as through the design and construction of facilities. KDA agrees to exercise reasonable care in maintaining the confidentiality of all information gained through this relationship.

N.   Scope of Agreement

     This Agreement represents the entire understanding between Owner and KDA and supersedes all prior Agreements, understandings and negotiations. This Agreement may be modified only in writing. Owner and KDA understand, agree, and acknowledge that this Agreement has been freely negotiated by the parties, and that in any controversy, dispute, arbitration, or contest over the meaning, interpretation, validity or enforceability of this Agreement; or any of its terms and conditions, there shall be no interference, presumption or conclusion drawn whatsoever against either party by virtue of the party having drafted this Agreement or any portion thereof.

     The following Addendum is a part of this Agreement:

     ADDENDUM NO. 1

     This Agreement shall not be assigned by either of the parties without the written consent of the other party and shall be binding on and inure to the benefit of the successors, executors, administrators and heirs of the parties.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals to this Agreement on the dates shown below, in triplicate.

APPROVED

FUTURUS FINANCIAL SERVICES, INC.
ROSWELL, GEORGIA

BY: /s/ William M. Butler
   --------------------------------
William M. Butler, President & CEO

DATE: September 28, 1999
     ------------------------------
Corporate Seal:

         Accepted at Marietta, Georgia this 2nd day of October, 1999.

KDA FINANCIAL, INC.
MARIETTA, GEORGIA

BY: /s/ Dennis W. Hastings
   --------------------------
Dennis W. Hastings, President

DATE: October 2, 1999
     ------------------------
Corporate Seal:

Issued:  9/15/99 Reissued 9/17/99

                                 CONFIRMATION OF
                            ESTIMATE OF CONSTRUCTION

In accordance with the requirements of the PROJECT DEVELOPMENT AND CONSTRUCTION AGREEMENT between________________________________ and KDA Financial, Inc., dated __________, the ESTIMATE OF CONSTRUCTION COST IS.


ALLOWANCES:
The estimated cost shown above includes the following items on an allowance basis:


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
     ITEM            ALLOWANCE              ITEM               ALLOWANCE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



INTERIOR WORK:
Construction Manager shall furnish and install the Interior Work for the sum of $______________________, which is included in the Estimate of Construction set forth above.

TIME OF COMPLETION:
It is intended that the project will be substantially completed, ready for occupancy by Owner _______________after receipt of Permit, subject to strikes, lock-outs, Acts of God and other causes not the sole and direct fault of the Construction Manager. For this purpose, the Construction Manager shall act promptly to establish a Work Program under which the project will proceed with all possible speed, consistent with reasonable cost, good workmanship and safety.

WORK TO BE DONE:

The work to be done is that defined by the Plans and Specifications dated _____________________________approved by Owner on _________________________.
These Plans and Scope of Work, as approved, are incorporated in this Agreement by reference.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, on the dates shown below.

Approved and Accepted this _______ day of _________________________, 1999.

KDA FINANCIAL, INC.                                       OWNER

BY:                                    BY:
   -------------------------------        -------------------------------

TITLE:                                 TITLE:
      ----------------------------           ----------------------------

                                 ADDENDUM NO. 1

This Addendum will modify the Project Development and Construction Agreement dated

September 28, 1999 (the "Agreement") between FUTURUS FINANCIAL SERVICES, INC. ("Owner") and KDA FINANCIAL, INC., Marietta, Georgia ("KDA").

I. Section III.B.15. Change the first sentence to read, "KDA will perform the normal filing of documents for approval of authorities governing construction, upon receipt of any required data from Owner."

II. Section II.B. Add a Paragraph 18 that reads, "The Architect will conduct monthly field visits. The Architect will forward to the Owner a copy of the field visit report after each visit."

III. Section V.C. Add the following sentences that read, "KDA will develop, with the Owner's assistance, a pro-forma of identifiable project related costs including operating costs generally included in rental rate (taxes, janitorial, etc.) not covered within the KDA scope of work to assist the Owner in identifying the total rental cost of the facility."

IV. Delete Section V.H. Add the following Paragraph titled "Termination and Assignment": "At any time prior to the parties agreeing on the Estimate of Construction Cost (in Phase II of the Agreement) the Owner may elect not to proceed further under this agreement. Such an election must be given in writing. If requested by the Owner, KDA agrees to assign its contractual agreement with the Architect to the Owner to provide Architectural and Engineering Services for the project. This assignment would be made on the condition that the Owner shall:

         A. Pay immediately any earned fees due the Architect and KDA not paid to date by the Owner.

         B. Retain the Architect and/or KDA throughout the completion of construction phase services, or agree to indemnify the Architect and/or KDA against misuse of, or changes to, the Architect and/or KDA documents.

         C. Acknowledge the Architect and KDA's plans and specifications are instruments of service.




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



         D. Not assign the rights to the Architect and KDA's plans and specifications to anyone without the Architect and KDA's written consent.

         E. Accept the terms and conditions of KDA's agreement with the Architect.

FUTURUS FINANCIAL SERVICES, INC., OWNER     KDA FINANCIAL, INC.

BY:  /s/  William M. Butler                 BY: /s/ Dennis W. Hastings
   -------------------------------             --------------------------
William M. Butler, President & CEO          Dennis W. Hastings, President

DATE: September 28, 1999                    DATE: October 2, 1999
      ----------------------------               ------------------------



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